POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MALLARY REZNIK, and TRINA SANDOVAL, or each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he or she might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

Registrant Name	File Nos.
The Variable Annuity Life Insurance	Under the Securities Act of 1933:
Company Separate Account A	333-170476	002-96223	333-137942	333-201803
	002-32783	333-124398	033-75292	333-220957
	333-49232	333-202700	333-201800
Under the Investment Company Act of 1940:
811-03240

POWERS OF ATTORNEY

Signature	Title	Date

/s/ TERRI N. FIEDLER	Director, Chairman of the Board, and President	April 12, 2023
TERRI N. FIEDLER	(Principal Executive Officer)

/s/ GAVIN ZHANG	Director, Senior Vice President, and Chief Financial Officer	April 19, 2023
GAVIN ZHANG	(Principal Financial Officer)

/s/ CHRISTOPHER P. FILIAGGI	Senior Vice President and Life Controller	April 12, 2023
CHRISTOPHER P. FILIAGGI	(Principal Accounting Officer)

/s/ EMILY W. GINGRICH	Director	April 12, 2023
EMILY W. GINGRICH

/s/ GILLIANE E. ISABELLE	Director	April 14, 2023
GILLIANE E. ISABELLE

/s/ LISA M. LONGINO	Director	April 12, 2023
LISA M. LONGINO

/s/ JONATHAN J. NOVAK	Director	April 12, 2023
JONATHAN J. NOVAK

/s/ SABYASACHI RAY	Director	April 13, 2023
SABYASACHI RAY

/s/ ALAN L. SMITH	Director	April 12, 2023
ALAN L. SMITH